United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080

unitedrentals.com

UNITED RENTALS ANNOUNCES PRICING AND RECEIPT OF CONSENTS FOR
CURRENT TENDER OFFERS AND CONSENT SOLICITATIONS

          GREENWICH, Conn. -- October 30, 2007 — United Rentals, Inc. (NYSE: URI) (the “Company”) announced today the Total Consideration to be paid with respect to the tender offers and consent solicitations of United Rentals (North America), Inc., the Company’s wholly owned subsidiary (“URNA”), for URNA’s outstanding 6 1/2% Senior Notes due 2012 (the “6 1/2% Notes”), outstanding 7 3/4% Senior Subordinated Notes due 2013 (the “7 3/4% Notes”), and outstanding 7% Senior Subordinated Notes due 2014 (the “7% Notes,” and together with the 6 1/2% Notes and the 7 3/4% Notes, the “Notes”). The calculation of the Total Consideration is subject to the terms and conditions of the tender offers and consent solicitations, which are being conducted pursuant to URNA’s Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, each dated October 16, 2007 (the “Statements”). The tender offers and consent solicitations are being made in connection with the anticipated merger (the “Merger”) of RAM Acquisition Corp., an entity indirectly controlled by affiliates of Cerberus Capital Management, L.P., with and into the Company.

          The consent payment deadline relating to the Notes expired on October 29, 2007 at 5:00 p.m., New York City time (the “Consent Date”). As of the Consent Date, URNA had received tenders of notes and deliveries of related consents from holders of approximately $998 million or 99.8% of the $1,000,000,000 aggregate principal amount of the 6 1/2 % Notes outstanding, approximately $517 million or 98.4% of the $525,000,000 aggregate principal amount of the 7 3/4 % Notes outstanding, and approximately $371 million or 99.0% of the $375,000,000 aggregate principal amount of the 7% Notes outstanding.

          The Company announced that, subject to the terms and conditions of the tender offers and consent solicitations, the Total Consideration to be paid by URNA for each $1,000 principal amount of (i) 6 1/2% Notes validly tendered and not properly withdrawn on or prior to the Consent Date has been fixed at $1,036.83, (ii) 7 3/4% Notes validly tendered and not properly withdrawn on or prior to the Consent Date has been fixed at $1,069.02, and (iii) 7% Notes validly tendered and not properly withdrawn on or prior to the Consent Date has been fixed at $1,064.30. The Total Consideration amounts include the consent payment of $30.00 per $1,000 principal amount of notes tendered (the “Consent Fee”). Holders will also be entitled to accrued interest up to, but not including, the settlement date. Holders who have tendered or will validly tender their Notes after the Consent Date, but at or prior to 12:00 midnight November 13, 2007 (as such time and date may be extended pursuant to the terms of the Statements, the “Expiration Date”) will not be eligible to receive the Consent Fee. The Total Consideration amounts described above were determined based upon the pricing formula set forth in the Statements and assume a settlement date of November 14, 2007 (which settlement date is subject to change in the event the Expiration Date is extended).

          The consents are sufficient to effect all proposed amendments to the indentures governing the Notes, as set forth in the Statements. The Company anticipates that URNA will execute supplemental indentures effecting the proposed amendments to the indentures governing the Notes shortly. These supplemental indentures will become operative only if URNA accepts the Notes of the applicable series for payment pursuant to the terms of the applicable tender offer. When the amendments become operative, they will be binding on the holders of Notes regardless of whether they have been tendered for purchase in the tender offers.

          URNA has retained Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. to serve as the Dealer Managers and Solicitation Agents for the tender offers and consent solicitations. Requests for documents may be directed to D.F. King & Co., Inc., the Tender Agent and Information Agent, by telephone at (800) 488-8095 (toll-free) or (212) 269-5550 (collect). Questions regarding the tender offers and consent solicitations may be directed to Credit Suisse Securities (USA) LLC, at (212) 325-4951 (collect), Banc of America Securities LLC, at (888) 292-0070 (toll-free) or (704) 388-9217 (collect), Morgan Stanley & Co. Incorporated, at (800) 624-1808 (toll-free) or (212) 761-1864 (collect), or Lehman Brothers Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).

          This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the Notes, nor is this release an offer or a solicitation of an offer to sell any securities. The tender offers are being made solely by means of the Statements.

          About United Rentals

          United Rentals, Inc. is the largest equipment rental company in the world based on revenue, with an integrated network of over 690 rental locations in 48 states, 10 Canadian provinces and one location in Mexico. The Company’s approximately 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The Company offers for rent over 20,000 classes of rental equipment with a total original cost of $4.3 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index ® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

          Forward Looking Statements

          Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. Factors that could cause actual results to differ from those expected include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of, or a material change in the terms of, the merger agreement, (2) the outcome of any legal proceedings that have been or may be instituted against us and others relating to the merger agreement, (3) the inability to complete the Merger due to the failure to satisfy conditions to the completion of the Merger, (4) the failure by us to obtain the expected debt financing contemplated by the commitment letter received in connection with the Merger, (5) the failure of the Merger to close for any other reason, (6) the amount of costs, fees, expenses and other charges related to the Merger, (7) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, (8) the effect of the announcement of the Merger on our customers, suppliers, partner and joint venture relationships, operating results and business generally, (9) we are subject to an ongoing inquiry by the Securities and Exchange Commission (the “SEC”), and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (10) we may incur additional significant costs and expenses in connection with the SEC inquiry, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s Office requests for information, or other litigation, regulatory or investigatory matters related to the SEC inquiry, the proposed Merger or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended

December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Contact:

Fred Bratman
Hyde Park Financial Communications
(203) 618-7318
cell: (917) 847-4507
fbratman@hydeparkfin.com